Exhibit 10.1

1010 Stony Hill Road, Suite 200

Yardley, PA 19067

Tel: 215.702.8550

March 13, 2017

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901

Attention: Office of General Counsel

Re: Side Letter - Securities Purchase Agreement

Reference is made to that certain Securities Purchase Agreement, dated as of February 27, 2017 (the “Purchase Agreement”), by and between Alliqua BioMedical, Inc., a Delaware corporation (the “Company”), and Celgene Corporation, a Delaware corporation (“Celgene”), pursuant to which the Company issued and sold to Celgene, and Celgene purchased from the Company, 4,000,000 shares of common stock of the Company. Reference is further made to that certain warrant issued by the Company to Celgene on November 18, 2013 (the “2013 Warrant”) and that certain warrant issued by the Company to Celgene on April 14, 2014 (the “2014 Warrant” and together with the 2013 Warrant, the “Warrants”). All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Purchase Agreement, unless otherwise defined herein.

By signature and countersignature below, the Company and Celgene agree to the following:

1)	Conditional Waiver of MFN. Effective as of February 27, 2017, the provisions of Section 4.15 of the Purchase Agreement are hereby waived to the extent that the MFN Adjustment would cause Celgene (together with its affiliates) to beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such MFN Adjustment (the “Maximum MFN Aggregate Ownership Amount”) or control in excess of 19.9% of the total voting power of the Company's securities outstanding immediately after giving effect to such MFN Adjustment that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum MFN Aggregate Voting Amount”) until the earlier of (i) the Company obtaining stockholder approval of resolutions approving the issuance of any securities to Celgene as a result of the MFN Adjustment in excess of the Maximum MFN Aggregate Ownership Amount or Maximum MFN Aggregate Voting Amount, as the case may be, pursuant to Nasdaq Listing Rule 5635(b) (the “MFN Stockholder Approval”) or (ii) or a Change of Control (as hereinafter defined). If as a result of any MFN Adjustment, the issuance of any Company securities to Celgene would exceed the Maximum MFN Warrant Aggregate Ownership Amount or the Maximum MFN Warrant Aggregate Voting Amount, and the Company shall not have previously obtained MFN Stockholder Approval, then the Company shall issue to Celgene such number of Company securities as may be issued below the Maximum MFN Aggregate Ownership Amount or Maximum MFN Aggregate Voting Amount, as the case may be, and, with respect to the remaining securities that would otherwise be issuable to Celgene as a result of the MFN Adjustment, such securities shall be held in abeyance until MFN Stockholder Approval has been obtained or the occurrence of a Change of Control. “Change of Control” means any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company’s voting power is transferred, or a sale of all or substantially all of the assets of the Company, other than any transaction or series of related transactions which is primarily for the purpose of financing the Company or a reincorporation of the Company.

2)	Warrant Share Cap.

a.	Notwithstanding anything in the Warrants to the contrary, the Company shall not issue to Celgene any shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), to the extent such shares after giving effect to such issuance after exercise, Celgene (together with its affiliates) would (a) beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Warrant Aggregate Ownership Amount”) or (b) control in excess of 19.9% of the total voting power of the Company's securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Warrant Aggregate Voting Amount”), unless and until the Company obtains stockholder approval permitting such issuances in accordance with Nasdaq Listing Rule 5635(b) (the “Warrant Stockholder Approval”).

b.	If on any attempted exercise of any Warrant, the issuance of Warrant Shares would exceed the Maximum Warrant Aggregate Ownership Amount or the Maximum Warrant Aggregate Voting Amount, and the Company shall not have previously obtained Warrant Stockholder Approval at the time of exercise, then the Company shall issue to Celgene such number of Warrant Shares as may be issued below the Maximum Warrant Aggregate Ownership Amount or Maximum Warrant Aggregate Voting Amount, as the case may be, and, with respect to the remainder of the aggregate number of Warrant Shares, this Warrant shall not be convertible until and unless Warrant Stockholder Approval has been obtained or the occurrence of a Change of Control.

3)	Shareholder Approval.

a.	The Company shall provide each Company stockholder entitled to vote at an annual or special meeting of stockholders of the Company (the “Stockholder Meeting”), which meeting shall be promptly called and held no later than May 31, 2017 (the “Stockholder Meeting Deadline”), a proxy statement meeting the requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated thereunder (the “Proxy Statement”) soliciting the MFN Stockholder Approval and Warrant Stockholder Approval in accordance with applicable law, the rules and regulations of the NASDAQ Stock Market, the Company's certificate of incorporation and bylaws and the General Corporation Law of the State of Delaware, and the Company shall use its reasonable best efforts to solicit the MFN Stockholder Approval and Warrant Stockholder Approval and to cause the board of directors of the Company to recommend to the Company stockholders that they approve the MFN Stockholder Approval and Warrant Stockholder Approval.

b.	The Proxy Statement shall be in a form reasonably acceptable to Celgene and accordingly, the Company shall provide Celgene with reasonable opportunity to review and comment on the Proxy Statement. The Company shall keep Celgene apprised of the status of matters relating to the Proxy Statement and the Stockholder Meeting, including promptly furnishing Celgene with copies of notices or other communications related to the Proxy Statement, the Stockholder Meeting or the transactions contemplated hereby received by the Company from the Commission or the NASDAQ Stock Market. If either the MFN Stockholder Approval or Warrant Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such MFN Stockholder Approval and/or Warrant Stockholder Approval is obtained, as the case may be.

4)	Integration. Except as otherwise modified pursuant to the paragraphs above, no other changes or modifications to the Purchase Agreement or the Warrants are intended or implied and in all other respects the Purchase Agreement and the Warrants are specifically deemed ratified, restated and confirmed by the parties hereto, effective as of the date hereof. To the extent that there exists any conflict between the terms of this Letter Agreement and the Purchase Agreement or the Warrants, the terms of this Letter Agreement shall control. This Letter Agreement together with the Purchase Agreement and the Warrants shall be read and construed as one agreement.

Please return an executed, counter-signed copy of this Letter Agreement to the Company.

[Signature Page Follows]

[Signature Page to Side Letter]

Very truly yours,

Alliqua BioMedical, Inc.

By:	/s/ Brian M. Posner
Name:	Brian M. Posner
Title:	CFO

Acknowledged and Agreed:

Celgene Corporation

By:	/s/ Jonathan Biller
	Name:	Jonathan Biller
	Title:	Senior VP, Tax & Treasury

4